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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549




                                   FORM 8-A/A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                             Rubbermaid Incorporated
             (Exact name of registrant as specified in its charter)


                  Ohio                                 34-0628700
----------------------------------------    ------------------------------------
(State of incorporation or organization)    (I.R.S. employer identification no.)

                      1147 Akron Road, Wooster, Ohio 44691
                    ----------------------------------------
                    (Address of principal executive offices)


        Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered
     -------------------                         ------------------------------

     Rights to Purchase
     Preferred Shares                                New York Stock Exchange
     -------------------                         ------------------------------


        Securities to be registered pursuant to Section 12(g) of the Act:

                                 Not Applicable
                    ----------------------------------------
                                (Title of class)







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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

         On October 19, 1998, the Directors of Rubbermaid Incorporated (the "Company") approved Amendment No. 1 (the "Amendment"), dated as of October 20, 1998, to the Rights Agreement, dated as of June 25, 1996 (the "Rights Agreement"), between the Company and The First National Bank of Boston (the "Rights Agent"). The Amendment made the provisions of the Rights Agreement inapplicable to the transactions contemplated by the Agreement and Plan of Merger, dated as of October 20, 1998, among the Company, Newell Co., a Delaware corporation ("Newell"), and Rooster Company, an Ohio corporation and a wholly-owned subsidiary of Newell.

         The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the Amendment, which is attached as an exhibit hereto and incorporated herein by reference. Copies of the Rights Agreement, and the related Summary of Rights, which is attached as Exhibit C to the Rights Agreement, are available free of charge from the Company.



ITEM 2.  EXHIBITS.


Number        Description
------        -----------


  4.1 Amendment No. 1, dated as of October 20, 1998, to the Rights Agreement, dated as of June 25, 1996, between the Company and The First National Bank of Boston.










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                                    SIGNATURE
                                    ---------


                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                        RUBBERMAID INCORPORATED



                                        By:    /s/ James A. Morgan
                                               --------------------------------
                                               Name:   James A. Morgan
                                               Title:  Senior Vice President,
                                                       General Counsel and
                                                       Secretary




Date:  October 22, 1998





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                                  EXHIBIT INDEX
                                  -------------



   Exhibit Number       Description
   --------------       -----------



        4.1 Amendment No. 1, dated as of October 20, 1998, to the Rights Agreement, dated as of June 25, 1996, between the Company and The First National Bank of Boston.